Exhibit 10.3

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

DEED OF TRUST,
ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (“Security Instrument”) is made as of this 16th day of July, 2008 by Valcent Manufacturing, Ltd., a Texas limited partnership, as Grantor (“Borrower”), to Deborah P. Everett, Trustee (“Trustee”), for the benefit of Platinum Long Term Growth VI, LLC, a Delaware limited liability company, as Agent (for the benefit of the Lenders (as defined below)), as Beneficiary (together with its successors and assigns, “Agent”).

BACKGROUND

Pursuant to the Note and Warrant Purchase Agreement, dated as of July 16, 2008 (the “Note Purchase Agreement”), between Valcent Products, Inc. (“Valcent”), as issuer of the Note (defined below), and the Agent and other purchasers named therein (the Agent and the purchasers are collectively referred to as the “Lenders”), the Lenders are making a loan to Valcent in the maximum principal amount of $2,428,166 (the “Valcent Loan”).  The obligations of Valcent to the Lenders will be evidenced by one or more promissory notes of even date herewith in the original aggregate principal amount of the Valcent Loan and are referred to herein collectively as the “Note”.  Borrower, pursuant to the Guaranty, dated on or about the date hereof (the “Guaranty”), has unconditionally guaranteed the obligations of Valcent under the Note and the other Transaction Documents (as defined in the Note Purchase Agreement).  The obligations of the Borrower under the Guaranty are referred to herein as the “Guaranteed Obligations”.  Borrower desires to secure payment and performance of Borrower’s Guaranteed Obligations in respect of the Guaranty, the Note and the Valcent Loan by granting to Agent for itself and for the benefit of the Lenders, the security described in this Security Instrument.  The Borrower is a subsidiary of Valcent and the Lenders would not make the Valcent Loan unless the Borrower executed and delivered this Security Instrument to the Agent for the benefit of the Lenders.

NOW, THEREFORE, to induce Lenders to make the Valcent Loan to Valcent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower agrees as follows:

ARTICLE 1
DEFINED TERMS

1.01           Defined Terms.  Capitalized terms used in this Security Instrument and not specifically defined in this Security Instrument have the meaning provided in the Note Purchase Agreement.
ARTICLE 2
GRANT OF SECURITY

2.01           Property Mortgaged.  Borrower does hereby irrevocably deed, mortgage, grant, bargain, sell, assign, pledge, warrant, transfer and convey to Trustee, and to its successors and assigns, as trustee, in trust for the benefit of Agent, as security for the Guaranty and the Obligations (defined herein) and for the benefit of the Lenders, with power of sale, the following property, rights, interests and estates, now owned or hereafter acquired by Borrower and whether now existing or hereafter arising (collectively, “Property”):

(a)          Land.  The land described in Exhibit A attached hereto and made a part hereof, together with all estates and development rights now existing or hereafter acquired for use in connection therewith (“Land”);

(b)          Additional Land.  All land that, from time to time, by supplemental deed or otherwise, may be expressly made subject to this Security Instrument, and all estates and development rights hereafter acquired by Borrower for use in connection with such land (also, the “Land”);

(c)          Improvements.  All buildings, structures, improvements and fixtures now or hereafter erected or located on the Land (“Improvements”);

(d)          Easements.  All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, oil, gas, and minerals, and rights thereto or therein, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Property and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Property and every part and parcel thereof, with all appurtenances thereto;

(e)          Fixtures and Personal Property.  All machinery, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furnishing, building supplies and materials, and all other personal property of every kind and nature whatsoever owned by Borrower (or in which Borrower has or hereafter acquires an interest) and now or hereafter located upon, or appurtenant to, the Property or used or useable in the present or future operation and occupancy of the Property, along with all accessions, replacements, betterments, or substitutions of all or any portion thereof (collectively, “Personal Property”);

(f)           Leases and Rents.  All leases, subleases, licenses and other agreements granting others the right to use or occupy all or any part of the Property together with all restatements, renewals, extensions, amendments and supplements thereto (“Leases”), now existing or hereafter entered into, and whether entered before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, and all of Borrower’s right, title and interest in the Leases, including, without limitation (i) all guarantees, letters of credit and any other credit support given by any tenant or guarantor in connection therewith (“Lease Guaranties”), (ii) all cash, notes, or security deposited thereunder to secure the performance by the tenants of their obligations thereunder (“Tenant Security Deposits”), (iii) all claims and rights to the payment of damages and other claims arising from any rejection by a tenant of its Lease under the Bankruptcy Code (“Bankruptcy Claims”), (iv) all of the landlord’s rights in casualty or condemnation proceeds of a tenant in respect of the leased premises (“Tenant Claims”), (v) all rents, ground rents, additional rents, revenues, termination and similar payments, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Property (collectively with the Lease Guaranties, Tenant Security Deposits, Bankruptcy Claims and Tenant Claims, “Rents”), whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, (vi) all proceeds or streams of payment from the sale or other disposition of the Leases or disposition of any Rents, and (vii) the right to receive and apply the Rents to the payment of the Debt and to do all other things which Borrower or a lessor is or may become entitled to do under the Leases or with respect to the Rents;

(g)          Condemnation Awards.  All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h)          Insurance Proceeds.  All proceeds of, and any unearned premiums on, any insurance policies covering the Property, including, without limitation, the exclusive right to receive and apply the proceeds of any claim awards, judgments, or settlements made in lieu thereof, for damage to the Property;

(i)           Tax Certiorari.  All refunds, abatements, rebates or credits in connection with a reduction in Taxes, including, without limitation, rebates as a result of tax certiorari or any other applications or proceedings for reduction;

(j)           Operating Agreements.  All contracts (including, without limitation, service, supply, maintenance and construction contracts), registrations, franchise agreements, permits, licenses (including, without limitation, liquor licenses, if any, to the fullest extent assignable by Borrower), plans and specifications, and other agreements, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property, or respecting any business or activity conducted by Borrower from the Property, and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder (collectively, “Operating Agreements”);

(k)          Rate Cap Agreements.  All interest rate cap agreements, swaps or other interest hedging agreements now or hereafter executed with respect to the Guaranteed Obligations or to guard against interest rate exposure in connection with the Guaranteed Obligations, if any;

(l)           Intangibles.  All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, service marks, logos, copyrights, books and records, goodwill, and all other general intangibles relating to or used in connection with the operation of the Property;

(m)          Accounts.  All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property or in which Borrower has any interest (including, without limitation, all reserves, escrows, and deposit accounts), together with all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property from time to time held therein, and all proceeds, products, distributions, dividends or substitutions thereon or thereof;

(n)          Rights to Conduct Legal Actions.  The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Agent in the Property, and to appear in and defend any action or proceeding brought with respect to the Property;

(o)          Proceeds.  All  proceeds and profits arising from the conversion, voluntary or involuntary, of any of the foregoing into cash (whether made in one payment or a stream of payments) and any liquidation claims applicable thereto; and

(p)          Rights.  Any and all other rights of Borrower in and to the items set forth in the foregoing subsections (a) through (o), inclusive, and in and to the Property.

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, and its successors and assigns, in trust, with power of sale in accordance with the terms and conditions hereof, for the use and benefit of the Agent, for the benefit of the Lenders, and the successors and assigns of the Agent, forever; subject, however, to Section 2.05 below.

2.02            Grant of Security Interest; Security Agreement.  Borrower hereby grants to Agent, as security for the Guaranteed Obligations and for the benefit of the Lenders, a security interest in the Property to the fullest extent that the Property now or hereafter may be subject to a security interest under the UCC.  Borrower intends for this Security Instrument to be a “security instrument” within the meaning of the UCC.  Borrower hereby irrevocably authorizes Agent to prepare, execute and file all initial financing statements, and any restatements, extensions, continuations, renewals or amendments thereof, in such form as Agent may require to perfect or continue the perfection of this security interest or other statutory liens held by Agent.  Unless prohibited by applicable law, Borrower agrees to pay all reasonable expenses incident to the preparation, execution, filing and/or recording of any of the foregoing.  With respect to any of the Property in which a security interest is not perfected by the filing of a financing statement, Borrower consents and agrees to undertake, and to cooperate fully with Agent, to perfect the security interest hereby granted to Agent in the Property.  Without limiting the foregoing, if and to the extent any of the Property is held by a bailee for the benefit of Borrower, Borrower shall promptly notify Agent thereof and, if required by Agent promptly obtain an acknowledgment from such bailee that is satisfactory to Agent and confirms that such bailee holds the Property for the benefit of Agent as secured party and shall only act upon instructions from Agent with respect to the Property.

2.03            Assignment of Leases and Rents.

(a)          Rights Granted to Agent.  Borrower hereby absolutely and unconditionally assigns to Agent all of Borrower’s right, title and interest in and to all current and future Leases and Rents.  Borrower hereby declares its intention to establish a present, absolute and irrevocable transfer and assignment to Agent of all Rents and Leases and to authorize and empower Agent to collect and receive all Rents and exercise all of Borrower’s rights under the Leases (including, without limitation, the right to modify, extend or terminate any Lease) without any further action by Borrower; it being intended that this assignment is effective immediately and not an assignment made for security only, notwithstanding any provision hereof to the contrary.  For purposes of giving effect to this assignment of Rents and Leases and for no other purpose, Rents and Leases shall not be deemed to be part of the “Property” as that term is defined in Section 2.01 of this Security Instrument. If, however, this assignment of Rents and Leases is not enforceable by its terms under the laws of the State where the Property is located, then Rents and Leases shall be included as part of the Property and it is Borrower’s intention that, in this circumstance, this Security Instrument creates and perfects a lien of the Rents and Leases in favor of Agent, which lien shall be effective as of the date of this Security Instrument.

(b)          License to Borrower; Revocation.  Nevertheless, subject to the terms of this Security Instrument and the Note Purchase Agreement, Agent grants to Borrower a revocable license (i) to manage the leasing activities of the Property, and (ii) to exercise all of Borrower’s rights under the Leases.  So long as no Event of Default exists, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Agent’s rights with respect to Rents under this Security Instrument.  From and after the occurrence of an Event of Default, and without the necessity of notice or prior demand or Agent’s entering upon and taking and maintaining control of the Property (whether directly or through a receiver), the license granted to Borrower by this Section shall terminate automatically, and Agent shall be entitled to receive and collect the Rents as they become due and payable and exercise all of Borrower’s rights or the rights of lessor under the Leases and with respect to the Rent.   Agent’s right to revoke the license granted to Borrower is in addition to all other rights and remedies available to Agent following an Event of Default.

(c)          No Obligations Assumed by Agent.  Neither the granting of this assignment to Agent, nor Agent’s exercise of any rights or remedies with respect to this assignment, shall be construed (i) to make Agent a “mortgagee in possession” of the Property in the absence of Agent itself taking actual possession of the Property or (ii) to obligate Agent to take any action with respect to the Leases, including, without limitation, the performance of any obligation to be performed on the part of Borrower under any of the Leases, which shall remain exclusively with Borrower.  Without limiting the foregoing, this assignment shall not operate to place on Agent any obligation or liability for: (i) the control, care, management or repair of the Property; (ii) for carrying out any of the terms and conditions of the Leases; (iii) any waste committed on the Property by tenants or any other parties; (iv) any dangerous or defective condition of the Property (including, without limitation, the presence of any Hazardous Materials as defined in the Environmental Indemnity); or (v) any negligence in the management, upkeep, repair or control of the Property resulting in injury or death to any tenant or any other party or any loss of personal property.  Borrower, for itself and any party claiming under or through Borrower, hereby releases and discharges Agent from any such liability to the fullest extent permitted by law. Agent shall be obligated to account only for Rents actually collected or received by Agent, and Agent shall not be liable for any loss sustained by Borrower resulting from Agent’s failure to lease the Property after an Event of Default.

2.04            Fixture Filing.  Certain of the Property is or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Security Instrument upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of the UCC upon such of the Property that is or will become fixtures.

2.05            Pledge of Monies Held.  Borrower hereby pledges to Agent, as security for the Obligations and for the benefit of the Lenders, all money now or hereafter held by Agent in escrow or reserve or on deposit pursuant to the terms hereof or pursuant to any Transaction Document, until expended or applied as provided in this Security Instrument or such other Transaction Document.

2.06            Release of Security.  The grants, deed of trust, mortgage, liens, security interests, assignments, pledges and transfers by this Security Instrument are subject to the express condition that, if Borrower pays to Lenders the Debt at the time and in the manner provided in the Transaction Documents and performs all Obligations when and as required by the Guaranty and each other Transaction Documents, Agent shall release the Property from the grants, deed of trust, mortgage, liens, security interests, assignments, pledges and transfers created by this Security Instrument and reconvey the Property to Borrower.  Agent shall prepare (at Borrower’s expense) and deliver to Borrower such documents as are necessary to effect such release and reconveyance.

ARTICLE 3
DEBT AND OBLIGATIONS SECURED

3.01            Debt.  This Security Instrument and the interests created in favor of Agent hereunder are given for the purpose of securing (a) payment of principal, interest and all other amounts due at anytime under the Guaranty, the Note and each of the other Transaction Documents, including, without limitation, interest at the Default Rate, any late fee for delinquent payment, and amounts advanced by Agent or any other Lender to protect and preserve the Property and the Liens hereby created for the benefit of Agent (collectively “Debt”), and (b) performance of all obligations of Borrower contained in the Guaranty, the Note and each of the other Transaction Documents (collectively with the Debt, the “Obligations”).  Notwithstanding any provision of this Security Instrument to the contrary, the obligations of Borrower and the other indemnitors under the Environmental Indemnity Agreement (as defined in the Purchase Agreement) shall not be deemed secured by this Security Instrument unless and until Agent expressly declares in writing such obligations to be secured hereby.

ARTICLE 4
BORROWER COVENANTS

4.01            Payment of Debt and Performance of Obligations.  Borrower will pay the Debt at the time and in the manner provided in the Guaranty and the other Transaction Documents and fully and punctually perform the Obligations when and as required by the Transaction Documents.

4.02            Compliance with Transaction Documents.  Borrower shall comply with all covenants and agreements in the Transaction Documents, including, without limitation, all obligations regarding the ownership, operation, management and condition of the Property and the protection and perfection of the Liens hereby created in favor of Agent.  Without limiting the foregoing, Borrower agrees:

(a)           Borrower shall not cause or permit any Transfer of the legal or beneficial ownership of the Property or Borrower.

(b)           To keep the Property in good repair and condition;

(c)           To pay all taxes and assessments on the Property before delinquency;

(d)           To defend title to the Property subject to the Other Exceptions to Conveyance and Warranty and preserve the lien's priority as it is established in this deed of trust;

(e)           To maintain, in a form acceptable to Agent, an insurance policy that-

(i)            covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Agent approves a smaller amount in writing;

(ii)	contains an 80 percent coinsurance clause;

(iii)	provides fire and extended coverage, including windstorm coverage;

(iv)	protects Agent with a standard mortgage clause;

(v)	provides flood insurance at any time the Property is in a flood hazard area; and

(vi)	contains such other coverage as Agent may reasonably require;

(vii)	comply at all times with the requirements of the 80 percent coinsurance clause;

(viii)        deliver the insurance policy to Agent within ten days of the date of the deed of trust and deliver renewals to Agent at least fifteen days before expiration;

(f)            To obey all laws, ordinances, and restrictive covenants applicable to the Property;

(g)           To keep any buildings occupied as required by the insurance policy; and

(h)           Obligations upon Condemnation or Casualty.  Borrower shall comply with all obligations required under the Transaction Documents in the event the Property is damaged by a Casualty or becomes involved in any Condemnation.  All proceeds or awards recovered or payable to Borrower as a result of a Casualty or Condemnation shall be paid to, and administered by Agent, in accordance with the Note Purchase Agreement.

(i)           Operating Agreements.  Borrower shall observe and perform in a timely manner each and every obligation to be observed or performed by Borrower pursuant to the terms of each Operating Agreement and shall not terminate any Operating Agreement.

4.03            Warranty of Title.  Borrower has good, marketable and insurable fee simple title of record to the Property, free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Agent and/or Trustee against the claims of all Persons

ARTICLE 5
SUBROGATION

5.01            Subrogation.  If the Guaranteed Obligations is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing mortgage, deed of trust or other lien encumbering the Property (“Prior Lien”), then to the extent of funds so used, Agent shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by the Prior Lien, whether or not the Prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Agent and are merged with the lien and security interest created herein as cumulative security for payment of the Debt and performance of the Obligations.

ARTICLE 6
DEFAULT

6.01            Events of Default.  The occurrence of default under the Guaranty shall constitute an “Event of Default” under this Security Instrument.

6.02            Remedies.  If an Event of Default occurs, Agent may, at its option, acting directly or through Trustee and without prior notice or demand, exercise, and hereby is authorized and empowered by Borrower so to exercise, any or all of the remedies set forth in the Note (including, without limitation, the right to accelerate the Guaranteed Obligations and the right to appoint a receiver, trustee, liquidator or conservator of the Property) or otherwise permitted by law or in equity.

6.03            Cumulative Remedies; No Waiver; Other Security.  Agent’s remedies under this Security Instrument are cumulative with the remedies provided in the other Transaction Documents, by law or in equity and may be exercised independently, concurrently or successively in Agent’s sole discretion and as often as occasion therefor shall arise.  Agent’s delay or failure to accelerate the Guaranteed Obligations or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy.  No partial exercise by Agent of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances nor constitute Agent’s waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Security Instrument to be given). Agent may release other security for the Debt, may release any party liable for the Debt, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Debt, in each case without prejudice to its rights under this Security Instrument and without such action being deemed an accord and satisfaction or a reinstatement of the Debt.  Agent will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

6.04            Enforcement Costs.  Borrower shall pay, on written demand by Agent, all costs incurred by Agent in (a) collecting any amount payable under the Transaction Documents including, without limitation, any and all costs and expenses incurred in connection with any foreclosure of this Security Instrument or the exercise of any power or sale hereunder, or (b) enforcing its rights under the Transaction Documents, in each case whether or not legal proceedings are commenced.  Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals, law clerks and other hired professionals, a reasonable assessment of the cost of services performed by Agent’s default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings, including discovery, and costs incurred in post-judgment collection efforts or in any bankruptcy proceeding.  Amounts incurred by Agent shall be added to the Debt, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) days after Agent’s written demand for payment.

6.05            Application of Proceeds.  The proceeds from disposition of the Property shall be applied by Agent to the payment of the Debt (including, without limitation, advances made by Agent and enforcement costs incurred by Agent) in such priority and proportion as Agent determines in its sole discretion.

6.06            Continuing Lien; Right to Release Property.  If less than all of the Property is, at any time, sold through foreclosure, power of sale, or otherwise, or if Agent releases any portion of the Property (for whatever consideration Agent deems appropriate), this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property, unimpaired and without loss of priority.

ARTICLE 7
WAIVER OF RIGHT OF REDEMPTION AND OTHER RIGHTS

7.01            Waiver of Rights of Redemption, Marshalling and Other Rights.  Borrower hereby waives, to the fullest extent permitted by law, the benefit of all laws, now or hereafter in force, providing for (a) the valuation or appraisement of the Property, or any part thereof, prior to any sale or sales thereof pursuant to this Security Instrument or any decree, judgment or order of a court of competent jurisdiction; (b) the right to stay or extend any such proceeding, to have this Security Instrument reinstated or to redeem the Property or any portion thereof so sold; (c) rights of marshalling relating to any such sale or sales; (d) any right to require that the Property be sold as separate tracts or units in connection with enforcement of this Security Instrument; and (e) the benefit of any moratorium, exemption or homestead rights now or hereafter provided. Borrower makes such waivers on its own behalf and on behalf of all parties now or hereafter claiming or having an interest (direct or indirect) by, through or under Borrower.

7.02            Waiver of Counterclaim.  Borrower hereby waives, to the fullest extent permitted by law, the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee or Agent arising out of, or in any way connected with, the Obligations.

7.03            Waiver of Foreclosure Defense.  Borrower hereby waives, to the fullest extent permitted by law, any defense Borrower might have by reason of Agent’s failure to make any tenant or tenant of the Property a party defendant in any foreclosure instituted by Agent.

7.04            Waiver of Notices Generally.  Borrower hereby waives, to the fullest extent permitted by law, its rights to notice from Agent except when this Security Instrument or the other Transaction Documents expressly provides for Agent to give notice to Borrower.

7.05            Waiver of Statute of Limitations and Laches.  Borrower hereby waives, to the fullest extent permitted by law, the benefit of any statute of limitations or laches defense to payment of the Debt or performance of the Obligations.

7.06            WAIVER OF TRIAL BY JURY.  BORROWER WAIVES ITS RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND AGENT.

7.07            Consent to Jurisdiction.  Borrower hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Land is located with respect to any legal action or proceeding arising with respect to this Security Instrument and waives all objections which it may have to such jurisdiction and venue. Nothing herein shall, however, preclude or prevent Agent from bringing actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security herein provided.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.01            Further Acts.  Borrower, at Borrower’s expense, agrees to take such further actions and execute such further documents as Agent reasonably may request to carry out the intent of this Security Instrument or to establish and protect the rights and remedies created or intended to be created in favor of Agent hereunder or to protect the value of the Property and the Liens and security hereby created in favor of Agent.  Borrower agrees to pay all filing, registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgement or filing/recording of this Security Instrument or any such instrument of further assurance, except where prohibited by law so to do.

8.02            No Third Party Beneficiary.  Notwithstanding any provision of this Security Instrument to the contrary, this Security Instrument is not intended by the parties to create, and shall not create, benefits on behalf of any tenant or other occupant of the Property or anyone claiming rights through any tenant or other occupant of the Property.

8.03            No Agency or Partnership.  Nothing contained in this Security Instrument shall constitute Agent as a joint venturer, partner or agent of Borrower, or render Agent liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

ARTICLE 9
TRUSTEE PROVISIONS

9.01            Trustee’s Fees and Expenses.  Borrower shall pay all reasonable fees and expenses incurred by Trustee for legal counsel and other professional advisors in connection with Trustee’s performance of its duties hereunder. Amounts incurred by Trustee shall be deemed a part of the Debt secured by this Security Instrument and bear interest at 18 percent if not paid in full within five (5) days after Trustee’s written demand for payment. Trustee hereby waives any statutory fee or compensation for services rendered hereunder.

9.02            Duties of Trustee.

(a)          Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts and duties herein created and conferred upon Trustee.  Notwithstanding the foregoing, Trustee agrees not to execute any of the powers conferred upon Trustee hereunder, nor to take any action to protect or enforce Agent’s rights hereunder, nor to provide any interpretation of this Security Instrument or any of the other Transaction Documents without Agent’s prior written consent thereto in each instance. Trustee, however, has an affirmative duty to reasonably cooperate with Agent as Agent may require to protect the Property and to enforce Agent’s rights hereunder, but Trustee shall not be obligated to institute or defend any suit in respect hereof or to perform any act which would involve Trustee in any expense or liability unless, in each case, properly indemnified to Trustee’s reasonable satisfaction.  Trustee also has no duty to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of, or be under any duty in respect of, any tax or assessment or other governmental charge which may be levied or assessed on the Property or against Borrower, or to see to the performance or observance by Borrower of any of the covenants and agreements contained herein.  Trustee shall not be responsible for the sufficiency of the security purported to be created hereby and makes no representation or warranty in respect thereof or in respect of the rights of Agent.

(b)          Trustee shall not be liable for any error of judgment or act done by Trustee in good faith or otherwise responsible or accountable under any circumstances whatsoever (including Trustee’s negligence), except for Trustee’s gross negligence or willful misconduct.  Trustee has the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying on the advice of counsel. Trustee has the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.  Trustee shall not be personally liable in case of entry upon the Property by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, or for liability or damages incurred in the management or operation of the Property.

(c)          All money received by Trustee with respect to the Debt and Obligations shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

9.03            Resignation and Substitution of Trustee.

(a)          Trustee may resign at any time upon written notice to Agent delivered not less than thirty (30) days prior to the intended date of resignation.  In the event of Trustee’s death, resignation, refusal to act, disqualification or other inability to act, or if Agent shall deem it desirable to remove Trustee for any reason with or without cause, Agent has the right, in its sole discretion, to select and appoint a successor trustee (who may be Agent or an affiliate of Agent if permitted by law), without application to court or compliance with any formality other than appointment and designation in writing by Agent. If Agent is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association.

(b)          Any successor appointed as Trustee shall, without further act, deed or conveyance, become vested with all of the estates, properties, rights, powers, privileges, immunities and duties herein conferred upon Trustee with like effect as if such successor were originally named as trustee herein.  Nevertheless, upon the written request of Agent or of the successor as Trustee, the party ceasing to act as Trustee shall execute and deliver an instrument, in recordable form, transferring to such successor as Trustee, all of the estates, properties, rights, powers, privileges, immunities and duties herein conferred upon Trustee and shall duly assign, transfer and deliver to such successor, in trust, any of the property and money then held by the party ceasing to act as Trustee.

9.04            Multiple Trustees.  If more than one Trustee is appointed hereunder at any one time, or from time to time, all rights granted to and all powers conferred upon Trustee hereunder may be exercised by any or all of such Trustees, independently or jointly.  Action exercised by one Trustee shall be deemed valid and binding on all Trustees.

ARTICLE 10
LOCAL LAW PROVISIONS

The provisions set forth below control in the event of any conflict with the other terms of this Security Instrument.

10.01           Acceleration; Remedies

10.02           At any time during the existence of an Event of Default, Agent, at Agent’s option, may declare the Debt to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Texas law or provided in this Security Instrument or in any other Transaction Document.  Borrower acknowledges that the power of sale granted in this Security Instrument may be exercised by Agent without prior judicial hearing.  Agent shall be entitled to collect all reasonable costs and expenses incurred in pursuing such remedies, including reasonable attorneys’ fees, costs of documentary evidence, abstracts and title reports.

(a)           If Agent invokes the power of sale, Agent may, by and through the Trustee, or otherwise, sell or offer for sale the Property in such portions, order and parcels as Agent may determine, with or without having first taken possession of the Property, to the highest bidder at public auction.  Such sale shall be made at the courthouse door of the county in which all or any part of the Land to be sold is situated (whether the parts or parcel, if any, situated in different counties are contiguous or not, and without the necessity of having any Property present at such sale) on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M., after advertising the time, place and terms of sale and that portion of the Property to be sold by posting or causing to be posted written or printed notice of sale at least twenty-one (21) days before the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Land may be situated, and by filing such notice with the County Clerk(s) of the county(s) in which all or a portion of the Land may be situated, which notice may be posted and filed by the Trustee acting, or by any person acting for the Trustee, and Agent has, at least twenty-one (21) days before the date of the sale, served written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the Debt according to Agent’s records by the deposit of such notice, enclosed in a postpaid wrapper, properly addressed to such debtor at debtor’s most recent address as shown by Agent’s records, in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

(b)          Trustee shall deliver to the purchaser at the sale, within a reasonable time after the sale, a deed conveying the Property so sold in fee simple with covenants of special warranty.  Borrower covenants and agrees to defend the purchaser’s title to the Property against all claims and demands, subject to the Permitted Encumbrances and any other exceptions hereafter approved by Agent in writing.  The recitals in Trustee’s deed shall be prima facie evidence of the truth of the statements contained in those recitals.  Trustee shall apply the proceeds of the sale in the following order:  (i) to all reasonable costs and expenses of the sale, including reasonable Trustee’s fees not to exceed 5% of the gross sales price, attorneys’ fees and costs of title evidence; (ii) to the Debt in such order as Agent, in Agent’s discretion, directs; and (iii) the excess, if any, to the person or persons legally entitled to the excess.

(c)           If all or any part of the Property is sold pursuant to this Section, Borrower will be divested of any and all interest and claim to the Property, including, without limitation, any interest or claim to all insurance policies, utility deposits, bonds, loan commitments and other intangible property included as a part of the Property.  Additionally, after a sale of all or any part of the Land, Improvements, and Personal Property, Borrower will be considered a tenant at sufferance of the purchaser of the same, and the purchaser shall be entitled to immediate possession of such property.  If Borrower shall fail to vacate the Property immediately, the purchaser may and shall have the right, without further notice to Borrower, to go into any justice court in any precinct or county in which the Property is located and file an action in forcible entry and detainer, which action shall lie against Borrower or its assigns or legal representatives, as a tenant at sufferance.  This remedy is cumulative of any and all remedies the purchaser may have under this Security Instrument or otherwise.

(d)           In any action for a deficiency after a foreclosure under this Security Instrument, if any person against whom recovery is sought requests the court in which the action is pending to determine the fair market value of the Property, as of the date of the foreclosure sale, the following shall be the basis of the court’s determination of fair market value:

(i)            the Property shall be valued “as is” and in its condition as of the date of foreclosure, and no assumption of increased value because of post-foreclosure repairs, refurbishment, restorations or improvements shall be made;

(ii)           any adverse effect on the marketability of title because of the foreclosure or because of any other title condition not existing as of the date of this Security Instrument shall be considered;

(iii)          the valuation of the Property shall be based upon an assumption that the foreclosure purchaser desires a prompt resale of the Property for cash within a six month-period after foreclosure;

(iv)          although the Property may be disposed of more quickly by the foreclosure purchaser, the gross valuation of the Property as of the date of foreclosure shall be discounted for a hypothetical reasonable holding period (not to exceed 6 months) at a monthly rate equal to the average monthly interest rate on the Note for the twelve months before the date of foreclosure;

(v)          the gross valuation of the Property as of the date of foreclosure shall be further discounted and reduced by reasonable estimated costs of disposition, including brokerage commissions, title policy premiums, environmental assessment and clean-up costs, tax and assessment, prorations, costs to comply with legal requirements and attorneys’ fees, reduced by the discounted value of estimated net operating income to be generated by the Property pending disposition, if any;

(vi)         expert opinion testimony shall be considered only from a licensed appraiser certified by the State of Texas and, to the extent permitted under Texas law, a member of the Appraisal Institute, having at least five years’ experience in appraising property similar to the Property in the county where the Property is located, and who has conducted and prepared a complete written appraisal of the Property taking into considerations the factors set forth in this Security Instrument; no expert opinion testimony shall be considered without such written appraisal;

(vii)        evidence of comparable sales shall be considered only if also included in the expert opinion testimony and written appraisal referred to in subsection (vi), above; and

(viii)       an affidavit executed by Agent to the effect that the foreclosure bid accepted by Trustee was equal to or greater than the value of the Property determined by Agent based upon the factors and methods set forth in subsections (i) through (vii) above before the foreclosure shall constitute prima facie evidence that the foreclosure bid was equal to or greater than the fair market value of the Property on the foreclosure date.

(e)          Agent may, at Agent’s option, comply with these provisions in the manner permitted or required by Title 5, Section 51.002 of the Texas Property Code (relating to the sale of real estate) or by Chapter 9 of the Texas Business and Commerce Code (relating to the sale of collateral after default by a debtor), as those titles and chapters now exist or may be amended or succeeded in the future, or by any other present or future articles or enactments relating to same subject.  Unless expressly excluded, the Property shall include Rents collected before a foreclosure sale, but attributable to the period following the foreclosure sale, and Borrower shall pay such Rents to the purchaser at such sale.  At any such sale whether made under the power contained in this Security Instrument, Section 51.002 of the Texas Property Code, Chapter 9 of the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Property (Borrower shall deliver to Trustee any portion of the Property not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser as completely as if the property had been actually present and delivered to the purchaser at the sale:

(i)           each instrument of conveyance executed by Trustee shall contain a special warranty of title, binding upon Borrower;

(ii)           the recitals contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Debt and the advertisement and conduct of the sale in the manner provided in this Security Instrument and otherwise by law and the appointment of any successor Trustee;

(iii)          all prerequisites to the validity of the sale shall be conclusively presumed to have been satisfied;

(iv)          the receipt of Trustee or of such other party or officer making the sale shall be sufficient to discharge to the purchaser or purchasers for such purchaser(s)’ purchase money, and no such purchaser or purchasers, or such purchaser(s)’ assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication of such purchase money;

(v)           to the fullest extent permitted by law, Borrower shall be completely and irrevocably divested of all of Borrower’s right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar to any claim to all or any part of the property sold, both at law and in equity, against Borrower and against any person claiming by, through or under Borrower; and

(vi)          to the extent and under such circumstances as are permitted by law, Agent may be a purchaser at any such sale.

10.02           No Fiduciary Duty. Agent owes no fiduciary or other special duty to Borrower.

10.03           Fixture Filing. This Security Instrument is also a fixture filing under the Uniform Commercial Code of Texas.

10.04           Additional Provisions Regarding Assignment of Rents. Section 2.03 shall not be construed to require a pro tanto or other reduction of the Debt resulting from the assignment of Rents.  If the provisions of Section 2.03 and the preceding sentence cause the assignment of Rents in Section 2.03 to be deemed to be an assignment for additional security only, Agent shall be entitled to all rights, benefits and remedies attendant to such collateral assignment.  The assignment of Rents contained in Section 2.03 shall terminate upon the release of this Security Instrument.

10.05          [Reserved]

10.06          Waiver of Appraisement.  Borrower hereby waives any rights of appraisement or for determination of the fair market value of the Property under Sections 51.003 and 51.004 of the Texas Property Code or as Borrower may otherwise be entitled under Texas law.

 [Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Security Instrument.

BORROWER:

By:	/s/
Name:
Title:

THE STATE OF TEXAS        §

COUNTY OF  _______________          §

This instrument was acknowledged before me on the ____ day of ________, 2008, ____________________, the __________________ of _________________________, on behalf of said company.

Notary Public in and for the State of

(Date Commission Expires)

Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing – Signature Page

EXHIBIT A

Description of the Land

A-1